Exhibit 21.1
List of Subsidiaries

Ai Metrix, Inc.	Delaware
Airorlite Communications, Inc.	New Jersey
Avtec Systems, Inc.	Virginia
BSC Partners, LLC	New York
Charleston Marine Containers, Inc.	Delaware
Composite Engineering, Inc.	California
Kratos Systems and Solutions, Inc.	Virginia
Dallastown Realty I, LLC	Delaware
Dallastown Realty II, LLC	Delaware
Defense Systems, Incorporated	Virginia
DEI Services Corporation	Florida
Digital Fusion Solutions, Inc.	Florida
Digital Fusion, Inc.	Delaware
Diversified Security Solutions, Inc.	New York
DTI Associates, Inc.	Virginia
EW Simulation Technology Ltd.	United Kingdom
General Microwave Israel (1987) Ltd.	Israel
General Microwave Israel Corporation	Delaware
General Microwave Corporation	New York
Gichner Europe Limited	United Kingdom
Gichner Systems Group, Inc.	Delaware
Gichner Systems International, Inc.	Delaware
Haverstick Consulting, Inc.	Indiana
Haverstick Government Solutions, Inc.	Ohio
Henry Bros. Electronics, Inc.	California
Henry Bros. Electronics, Inc.	Colorado
Henry Bros. Electronics, Inc.	Delaware
Henry Bros. Electronics, Inc.	New Jersey
Henry Bros. Electronics, LLC	Arizona
Herley GMI Eyal Ltd.	Israel
Herley Industries, Inc.	Delaware
Herley-CTI, Inc.	Delaware
Herley-RSS, Inc.	Delaware
HGS Holdings, Inc.	Indiana
Integral Systems Europe Ltd.	United Kingdom
Kratos Integral Systems Europe S.A.S.	France
JMA Associates, Inc.	Delaware
KPSS Government Solutions, Inc.	Delaware

Kratos Defense & Rocket Support Services, Inc.	Delaware
Kratos Integral Holdings, LLC	Maryland
Kratos Integral Systems International, Inc.	California
Kratos Networks, Inc.	Delaware
Kratos Public Safety & Security Solutions, Inc.	Delaware
Kratos Southeast, Inc.	Georgia
Kratos Southwest L.P.	Texas
Kratos Technology & Training Solutions, Inc.	California
Kratos Texas, Inc.	Texas
Kratos Unmanned Systems Solutions, Inc.	Delaware
Carlsbad ISI, Inc.	Maryland
LVDM, Inc.	Nevada
Madison Research Corporation	Alabama
Micro Systems, Inc.	Florida
MSI Acquisition Corp.	Delaware
National Safe of California, Inc.	California
Polexis, Inc.	California
Reality Based IT Services Ltd.	Maryland
RealTime Logic, Inc.	Colorado
Rocket Support Services, LLC	Indiana
SAT Corporation	California
SCT Acquisition, LLC	Delaware
SCT Real Estate, LLC	Delaware
SecureInfo Corporation	Delaware
Shadow I, Inc.	California
Shadow II, Inc.	California
Stapor Research, Inc.	Virginia
Summit Research Corporation	Alabama
WFI NMC Corp.	Delaware